Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 2, 2015, in the Registration Statement on Form S-1 and related Prospectus of SurgiQuest, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Hartford, Connecticut

November 10, 2015